UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 21, 2014

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2014, the Compensation Committee of the Board of Directors of Actuate Corporation (“Actuate”) authorized Actuate to amend the form of change of control severance benefit agreement to be used with each of Actuate’s current and future executive officers (the “Severance Agreement”) and to execute those changes with respect to the severance agreements in effect with each of Actuate’s current executive officers. A copy of the revised form of Severance Agreement is attached as Exhibit 10.1. A Current Report on Form 8-K describing the original form of Severance Agreement was filed with the Securities and Exchange Commission on December 24, 2007.

The material changes to the Severance Agreement are to: (i) amend the definition of a Change in Control to include a liquidation or dissolution of Actuate and clarify the definition with respect to a change in the composition of the Board of Directors; (ii) ensure that all forms of equity awards are covered by the Severance Agreement; (iii) amend the definition of Involuntary Termination to clarify the triggers based on reduction in salary or target bonus following a Change in Control, and that an Involuntary Termination includes a breach of the Severance Agreement by the Company or the failure of a successor company to assume the Severance Agreement; and (iv) provide that the level of severance benefit under the Severance Agreement is not based on an executive’s tenure with the Company.

The foregoing description of the changes to the form of Severance Agreement does not purport to be a complete description and is qualified in its entirety by reference to the form Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosures made under Item 1.01 above are hereby incorporated by reference into this Item 5.02(e).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit. The following document is filed as an exhibit to this report:

10.1	Form of Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION (Registrant)

Date: July 24, 2014	/s/ Peter I. Cittadini
Peter I. Cittadini
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Severance Agreement